June 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn.: Document Control


Re:	Depositary Shares Evidenced by
American Depositary Receipts for Ordinary
Shares of the par value of 20p each of Rolls-
Royce plc (F-6 file No. 33-34245)

Dear Sir/Madam:

Pursuant to Rule 424(b) (3) under the Securities Act of
1933, as amended, on behalf of The Bank of New
York, as depositary for securities against which
American Depositary Receipts are to be issued, this
filing includes a revised form of prospectus (the
Prospectus) for Rolls-Royce plc.   As required by
Rule 424(e) the upper right hand corner of the cover page of the Prospectus has a reference to Rule
424(b)(3) and to the file numbers of the registration statements to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the form F-6 Registration Statement, the Prospectus consists of the form of the ADR certificate for Rolls-Royce plc.

Due to the name and par value changes of Rolls-Royce and Rolls-Royce Group plc, respectively, the Prospectus has been revised to reflect the following:

Effective June 23, 2003 the name of the
company has been changed to Rolls-Royce
Group plc with par value 70 pence

Effective June 25, 2003 the par value has been changed to 20 pence

Please contact me at (212-815-6915), with any comments or questions you may have.



			Sincerely,



			/s/ Seth J. Menell

			Seth J. Menell

			Senior Account
Manager